STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/20/2002
020526051 - 3560511

CERTIFICATE OF FORMATION
OF
LIMITED LIABILITY COMPANY

FIRST.   The name of the limited liability company VISCORP, LLC.

SECOND.   The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the City of Wilmington.  The name of its Registered Agent at such address is THE COMPANY CORPORATION.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of VISCORP, LLC, August 20, 2002.

NAME:  /s/  Elaine Phaneuf
Elaine Phaneuf
Authorized Person

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:26 PM 03/24/2006
FILED 04:26 PM 03/24/2006
SVR 060284666 – 3560511 FILE

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A LIMITED LIABILITY COMPANY TO A
CORPORATION PURSUANT TO SECTION 265 OF
THE DELAWARE GENERAL CORPORATION LAW

1)	The jurisdiction where the Limited Liability Company first formed is Delaware.

2)	The jurisdiction immediately prior to filing this Certificate is Delaware.

3)	The date the Limited Liability Company first formed is 8-20-02.

4)	The name of the Limited Liability Company immediately prior to filing this Certificate is Viscorp, LLC.

5)	The name of the Corporation as set forth in the Certificate of Incorporation is Viscorp, Inc.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Limited Liability Company have executed this Certificate of the  26 th  day of  March  A.D.  2006 ..

By: /s/ Charles Driscoll 3-24-06
Name: Charles Driscoll Print or Type
Title: Managing Member Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:26 PM 03/24/2006
FILED 04:26 pm 03/24/2006
SRV 060284666 – 3560511 FILE

STATE of DELAWARE
CERTIFICATE of INCORPORATION
A STOCK CORPORATION

-First: The name of this Corporation is Viscorp, Inc.

-Second: its registered office in the State of Delaware is to be located at 1201 Orange Street, Ste. 600 Street, in the City of  Wilmington  County of  Newcastle  Zip Code  19801 ..

The registered agent in charge thereof is Agents and Corporations, Inc.

-Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

-Fourth: The amount of the total stock of this corporation is authorized to issue is 50,000,000 shares (number of authorized shares) with a par value of  $0.0001  per share.

-Fifth:  The name and mailing address of this incorporator are as fillows:
Name	Charles Driscoll
Mailing Address	627 Nevin Ave Sewickley, PA Zip Code 15143

-I, the Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this  24  day of  March,  A.D.  2006.

By:	/s/ Charles Driscoll 3-24-06

Name:	Charles Driscoll (type or print)

Certificate of Amendment to Articles of Incorporation
for
VISCORP, INC.

Pursuant to the provisions of Delaware’s General Corporate Law, Section 242, the undersigned hereby adopts the following Articles of Amendment for VISCORP, INC. (the “Company”):

1.	Name of the Corporation is VISCORP, INC.

2.	The articles have been amended as follows:

Article 1

       Name of the Corporation is TIANYIN PHARMACEUTICAL CO. , INC.

Article 4

“ The authorized capital is made up of two classes:

(i)	50,000,000 shares of Common Stock of USD.001 par value; and,

(ii)	25,000,000 shares Preferred Stock with $.001 par value per share (“Blank Check Preferred Stock”).*

(iii)	10,000,000 shares of the 25,000,000 Preferred Stock with USD$0.001 par value per share shall be designated as Series A preferred Stock.

*The shares of Preferred Stock may be issued from time to time in one or more series, in any manner permitted by law, as determined from time to time by the Board of Directors, and stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  Without limiting the generality of the foregoing, shares in such series shall have such voting powers, powers, full or limited, or no voting powers, and shall have such designations, preferences, and relative, participating optional, or other special rights, and qualifications, limitations, or restrictions thereof, permitted by law, as shall be stated in the resolution or resolutions providing for the issuance of such shares adopted by the Board of Directors pursuant to authority hereby vested in it.  The number of shares of any such series so set forth in such resolution or resolutions may be increased (but not above the total number of authorized shares of Preferred Stock) or decreased (but not below the number of shares thereof then outstanding) by further resolution or resolutions adopted by the Board of Directors pursuant to authority hereby vested in it.

Signatures

President & CEO